As filed with the Securities and Exchange Commission on September 1, 2000
Investment Company Act File No. 811-10019

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM N-1A
REGISTRATION STATEMENT UNDER THE
INVESTMENT COMPANY ACT OF 1940	[X]
Amendment No. 1 (Check appropriate box or boxes)	[X]

MASTER U.S. HIGH YIELD TRUST (Exact Name Of Registrant As Specified In Charter)

800 Scudders Mill Road Plainsboro, New Jersey 08536 (Address Of Principal Executive Offices)

(888) 763-2260 (Registrant's Telephone Number, Including Area Code:)

TERRY K. GLENN Master U.S. High Yield Trust P.O. Box 9011 Princeton, New Jersey 08543-9011 (Name and Address of Agent for Service)

Copies to:
Counsel for the Trust: Leonard B. Mackey, Jr., Esq. Clifford Chance Rogers & Wells LLP 200 Park Avenue New York, New York 10166	Michael J. Hennewinkel, Esq. FUND ASSET MANAGEMENT L.P. P.O. Box 9011 Princeton, N.J. 08543-9011

EXPLANATORY NOTE

This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “Investment Company Act”). However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the “1933 Act”), because such interests will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may be made only by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts and certain other “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

This Registration Statement has been prepared as a single document consisting of Parts A, B and C, none of which is to be used or distributed as a stand alone document.

PART A SEPTEMBER 1, 2000

MASTER U.S. HIGH YIELD TRUST

Responses to items 1, 2, 3, 5 and 9 have been omitted pursuant to Paragraph 2(b) of Instruction B of the general instructions to Form N-1A.

 Master U.S. High Yield Trust (the “Trust”) is part of a master-feeder structure (as described below). Part A of this Registration Statement should be read in conjunction with (a) Post-Effective Amendment No. 4 of the Registration Statement on Form N-1A (Securities Act File No. 333-47971 and Investment Company Act File No. 811-08699) of Merrill Lynch U.S. High Yield Fund, Inc. (formerly, Merrill Lynch Corporate High Yield Fund, Inc.) (the “Merrill Lynch Fund”), as filed with the Securities and Exchange Commission (the “Commission”) on September 1, 2000, and as amended from time to time (the “Merrill Lynch Registration Statement”) and (b) Pre-Effective Amendment No. 1 of the Registration Statement on Form N-1A (Securities Act File No. 333-39474 and Investment Company Act File No. 811-09981) of Mercury U.S. High Yield Fund, Inc. (the “Mercury Fund” and, together with the Merrill Lynch Fund, the “Funds”), filed with the Commission on September 1, 2000, and as may be amended from time to time (the “Mercury Registration Statement”). Part A of the Merrill Lynch Registration Statement includes the prospectus of the Merrill Lynch Fund. Part A of the Mercury Registration Statement includes the prospectus of the Mercury Fund.

The Funds invest all of their respective assets in beneficial interests of the Trust. Currently, the Funds are the only feeder funds that invest in the Trust. The Funds and any other feeder fund that may invest in the Trust are referred to herein as “Feeder Funds”.

Item 4. Investment Objectives, Principal Investment Strategies, and Related Risks.

(a) Investment Objectives

(b) Implementation of Investment Objectives

The Trust is an open-end management investment company that was organized on June 12, 2000 as a business trust under the laws of the State of Delaware. Beneficial interests in the Trust are issued solely in private placement transactions which do not involve any “public offering” within the meaning of Regulation D under the 1933 Act. Investments in the Trust may be made only by investment companies or certain other entities which are “accredited investors” within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act. Fund Asset Management, L.P. (the “Investment Adviser”) manages the Trust’s investments under the overall supervision of the Board of Trustees of the Trust.

The Trust’s primary objective is current income. The Trust also seeks growth of capital when consistent with its primary objective of current income. The Trust invests primarily in a diversified portfolio of fixed income securities, such as corporate bonds and notes, convertible securities and preferred stock.

The Trust normally expects to invest over 90% of its assets in fixed income securities, and will primarily invest in fixed income securities rated in the lower rating categories of the established rating services (Baa or lower by Moody’s or BBB or lower by S&P) or in unrated securities that Trust management believes are of

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comparable quality. In addition, as a matter of investment policy, the Trust will invest at least 65% of its assets in corporate bonds or notes rated below investment grade, (below Baa by Moody’s or below BBB by S&P) or unrated securities that Trust management believes are of comparable quality. Securities rated below investment grade are commonly called “junk bonds.” The Trust may invest up to 100% of its assets in junk bonds. Although junk bonds generally have higher yields than higher-rated securities, they are high risk investments that may not pay interest or return principal as scheduled. The Trust may buy higher-rated securities when Trust management believes the Trust can achieve a substantial reduction in risk of loss with only a relatively small decrease in yield.

 Other than with respect to distressed securities, the Trust does not intend to invest in securities in the lowest rating categories (Ca or below for Moody’s and CC or below for S&P) unless the Trust management’s own credit analysis suggests that the issuer of the security has a stronger credit standing than suggested by the ratings.

Under unusual market or economic conditions, the Trust may, for temporary defensive purposes, invest up to 100% of its assets in U.S. Government securities, certificates of deposit, bankers acceptances, commercial paper rated in the highest rating category by a recognized rating service, cash or other high quality fixed income securities that the Adviser believes are consistent with a defensive posture. The yield on such securities may be lower than the yield on lower-rated fixed income securities. Temporary defensive positions may limit the ability for the Trust to achieve its investment objective and inhibit any potential increase in the value of your Trust shares.

Trust management considers the ratings assigned by rating agencies as one factor in performing its own independent credit analysis. The Trust’s ability to achieve its stated investment objective and goals depends to a greater extent on independent credit analysis than funds that invest in higher-rated securities. To analyze a security, Trust management looks at both the issuer and at general business conditions.

With respect to the issuer, Trust management looks at, among other things:

•	Financial condition

•	Cash flow and borrowing needs

•	Whether the company has attracted reputable equity investors or sponsors

•	Value of assets

•	Management strength

•	Ability to respond to changes in business conditions

•	Results of operations

•	Visibility in the market, because securities of companies that are less well known may be less liquid

Trust management also looks at general business conditions, including:

•	Expected changes in the general economy and interest rates

•	Economic outlook for specific industries

•	The availability of new investment opportunities

The Fund will sell a portfolio security if, in the judgment of Fund management, the security appears overvalued relative to its credit quality, if a new issue offers greater yield and better value, or if the security has limited call protection and another security offers better call protection.

Other Strategies

Although not among its principal strategies, the Trust may also invest up to:

•	15% of its assets in secondary market purchases of corporate loans,

•	10% of its assets in distressed securities,

•	10% of its assets in foreign securities, and

•	15% of its assets in illiquid securities.

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The Trust does not intend to invest in common stock or other equity securities. However, the Trust may acquire and hold equity securities offered as part of a unit in conjunction with fixed income securities or in connection with a conversion or exchange of fixed income securities.


The Trust will limit its investments in foreign securities to issuers, a majority of whose assets, or whose executive offices, are located in a country that is a member of the Organisation For Economic Co-operation and Development.


The Trust may, to a limited extent, purchase or sell futures contracts and options thereon solely for hedging purposes, including anticipatory hedges. The Trust may also, to a limited extent, purchase or sell options on debt securities — either for hedging purposes or for non-hedging purposes intended to increase the Trust’s returns.

Although not among its principal strategies, the Trust may also engage in the following portfolio strategies:

•	lending its portfolio securities,

•	investing in repurchase agreements,

•	purchasing securities on a when issued or forward commitment basis,

•	purchasing or selling securities for delayed delivery, and

•	entering into standby commitment agreements.


(c) Risks

Set forth below is a summary discussion of the general risks of investing in the Trust. As with any mutual fund, no assurance can be given that the Trust will meet its investment objective, or that the Trust’s performance will be positive over any period of time.

The Trust’s principal risks are market and selection risk, credit risk, interest rate risk, and the risks associated with investing in junk bonds.

Market and Selection Risk — Market risk is the risk that the stock or bond markets will go down in value, including the possibility that the markets will go down sharply and unpredictably. Selection risk is the risk that the investments that Fund management selects will underperform the markets or other funds with similar investment objectives and investment strategies.

Credit Risk — Credit risk is the risk that the issuer of debt securities will be unable to pay the interest or principal when due. The degree of credit risk depends on both the financial condition of the issuer and the terms of the obligation.

Interest Rate Risk — Interest rate risk is the risk that prices of fixed income securities generally increase when interest rates decline and decrease when interest rates increase. Prices of longer term securities generally change more in response to interest rate changes than prices of shorter term securities.

Junk Bonds — As a matter of investment policy, the Trust normally invests at least 65% of its total assets in junk bonds. Although junk bonds generally pay higher rates of interest than investment grade bonds, there is a greater risk of loss of income or principal. Junk bonds are high-risk investments that may cause losses in the Trust. The major risks in junk bond investments include:

•	Junk bonds may be issued by less creditworthy companies. Issuers of junk bonds may have a larger amount of outstanding debt relative to their assets than issuers of investment grade bonds. In the event of an issuer’s bankruptcy, claims of other creditors may have priority over the claims of junk bond holders, leaving few or no assets available to repay junk bond holders. Prices of junk bonds are subject to extreme price fluctuations. Adverse changes to the issuer’s industry and general economic conditions may have a greater impact on the prices of junk bonds than on other higher rated fixed income securities. Issuers of junk bonds may be unable to meet their interest or principal payment obligations because of an economic downturn, specific issuer developments, or the unavailability of additional financing.

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•	Junk bonds frequently have redemption features that permit an issuer to repurchase the security from the Trust before it matures. If the issuer redeems junk bonds, the Trust may have to invest the proceeds in bonds with lower yields and may lose income.

•	Junk bonds may be less liquid than higher rated fixed income securities, even under normal economic conditions. There are fewer dealers in the junk bond market, and there may be significant differences in the prices quoted for junk bonds by the dealers. Because they are less liquid, judgment may play a greater role in valuing certain of the Trust’s securities than in the case with securities trading in a more liquid market.

•	The Trust may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting issuer.

The Fund also may be subject to the following risks:

Corporate Loans — Commercial banks and other financial institutions make corporate loans to companies that need capital to grow or restructure. Borrowers generally pay interest on corporate loans at rates that change in response to changes in market interest rates or the prime rates of U.S. banks or the London Interbank Offered Rate (“LIBOR”). As a result, the value of corporate loan investments generally is less responsive to shifts in market interest rates. Because the trading market for corporate loans is less developed than the secondary market for bonds and notes, the Trust may experience difficulties from time to time in selling its corporate loans. Borrowers frequently provide collateral to secure repayment of these obligations. Leading financial institutions often act as agent for a broader group of lenders, generally referred to as a “syndicate.” The syndicate’s agent arranges the corporate loans, holds collateral and accepts payments of principal and interest. By investing in a corporate loan, the Trust becomes a member of the syndicate. If the agent develops financial problems, the Trust may not recover its investment.

The corporate loans in which the Trust invests can be expected to provide higher yields than bonds and notes that have investment grade ratings, but may be subject to greater risk of loss of principal and income. Borrowers do not always provide collateral for corporate loans, and when there is collateral, the value of the collateral may not completely cover the borrower’s obligations at the time of a default. If a borrower files for protection from its creditors under the U.S. bankruptcy laws, these laws may limit the Trust’s rights to its collateral. In addition, the value of collateral may erode during a bankruptcy case. In the event of a bankruptcy, the holder of a corporate loan may not recover its principal, may experience a long delay in recovering its investment and may not receive any interest during the delay.

Distressed Securities — The Trust may invest in distressed securities. Distressed securities are speculative and involve substantial risks. Generally, the Trust will invest in distressed securities when Trust management believes they offer significant potential for higher returns or can be exchanged for other securities that offer this potential. However, there can be no assurance that the Trust will achieve these returns or that the issuer will make an exchange offer or adopt a plan of reorganization. The Trust will generally not receive interest payments on the distressed securities and may incur costs to protect its investment. In addition, distressed securities involve the substantial risk that principal will not be repaid. Distressed securities and any securities received in an exchange may be subject to restrictions or resale.

Illiquid and Restricted Securities — The Trust may invest up to 15% of its assets in illiquid securities. If the Trust buys illiquid securities it may be unable to resell them or may be able to sell them only at a price below current value.

The Trust may invest up to 10% of its assets in restricted securities. Restricted securities have contractual or legal restrictions on their resale. They include private placement securities that the Trust buys directly from the issuer. Private placement and other restricted securities may not be listed on an exchange and may have no active trading market.

Restricted securities may be illiquid. The Trust may get only limited information about the issuer, so may be less able to predict a loss. In addition, if Trust management receives material adverse non-public information about the issuer, the Trust will not be able to sell the security.

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Convertibles — Convertibles are generally debt securities or preferred stocks that may be converted into common stock. Convertibles typically pay current income, as either interest (debt security convertibles) or dividends (preferred stocks). A convertible’s value usually reflects both the stream of current income payments and the value of the underlying common stock. The market value of a convertible performs like regular debt securities; that is, if market interest rates rise, the value of a convertible usually falls. Since it is convertible into common stock, the convertible also has the same types of market and issuer risk as the value of the underlying common stock.

Foreign Securities — Since the Fund may invest in foreign securities, it offers the potential for more diversification than funds that invest only in the United States. This is because securities traded on foreign markets have often (though not always) performed differently than securities in the United States. However, such investments involve special risks not present in U.S. investments that can increase the chances that the Fund will lose money. In particular, investment in foreign securities involves the following risks, which are generally greater for investments in emerging markets:

•	The economies of certain foreign markets often do not compare favorably with that of the United States in areas such as growth of gross national product, reinvestment of capital, resources and balance of payments. Some of these economies may rely heavily on particular industries or foreign capital. They may be more vulnerable to adverse diplomatic developments, the imposition of economic sanctions against a particular country or countries, changes in international trading patterns, trade barriers, and other protectionist or retaliatory measures.
•	Investments in foreign markets may be adversely affected by governmental actions such as the imposition of capital controls, nationalization of companies or industries, expropriation of assets, or the imposition of punitive taxes.
•	The governments of certain countries may prohibit or impose substantial restrictions on foreign investing in their capital markets or in certain industries. Any of these actions could severely affect security prices. They could also impair the Fund’s ability to purchase or sell foreign securities or transfer its assets or income back into the United States, or otherwise adversely affect the Fund’s operations.
•	Other foreign market risks include foreign exchange controls, difficulties in pricing securities, defaults on foreign government securities, difficulties in enforcing favorable legal judgments in foreign courts, and political and social instability. Legal remedies available to investors in some foreign countries may be less extensive than those available to investors in the United States.
•	Because there are generally fewer investors on foreign markets and a smaller number of securities traded each day, it may be difficult for the Fund to buy and sell securities on those markets. In addition, prices of foreign securities may go up and down more than prices of securities traded in the United States.
•	Foreign markets, have different clearance and settlement procedures. In certain markets, settlements may be unable to keep pace with the volume of securities transactions. If this occurs, settlement may be delayed and the Fund’s assets may be uninvested and not earning returns. The Fund may miss investment opportunities or be unable to sell an investment because of these delays.

Sovereign Debt — The Trust may invest in sovereign debt securities issued or guaranteed by foreign government entities. Investments in sovereign debt subjects the Fund to a higher degree of risk that a government entity may delay or refuse payment of interest or repayment of principal on its sovereign debt. A government may fail to make payment for many reasons including cash flow problems, lack of foreign exchange, political constraints, the relative size of its debt positions to its economy or its failure to put in place economic reforms required by the International Monetary Fund or other multilateral agencies as a condition to their contributions to the government entity. If a government entity fails to make its payments, the Trust may be requested to extend

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the period in which the government entity must pay and to make further loans to the government entity. There is no bankruptcy proceeding by which all or part of sovereign debt that a government entity has not repaid may be collected.

European Economic and Monetary Union (“EMU”) — A number of European countries have entered into EMU in an effort to reduce barriers between themselves and eliminate fluctuations in their currencies. EMU established a single European currency (the “euro”), which was introduced on January 1, 1999 and is expected to replace the existing national currencies of all initial EMU participants by July 1, 2002. Certain securities (beginning with government and corporate bonds) were redenominated in the euro. These securities trade and make dividend and other payments only in euros. Like other investment companies and business organizations, including the companies in which the Trust invests, the Trust could be adversely affected:

•	If the transition to euro, or EMU as a whole, does not proceed as planned.

•	If a participating country withdraws from EMU.

•	If the computing, accounting and trading systems used by the Trust’s service providers, or by other entities with which the Fund or its service providers do business, are not capable of recognizing the euro as a distinct currency.

Derivatives — The Trust may use derivatives. Derivatives are financial instruments whose value is derived from another security, a commodity (such as gold or oil) or an index such as the S&P500. Derivatives allow the Trust to increase or decrease its risk exposure more quickly and efficiently than other types of instruments. The Trust may use futures, forwards and options. Derivatives are volatile and involve significant risks, including:

•	Leverage Risk — the risk associated with certain types of investments or trading strategies (such as borrowing money to increase the amount of investments) that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.

•	Credit Risk — the risk that the counterparty (the party on the other side of the transaction) on a derivative transaction will be unable to honor its financial obligation to the Trust.

•	Currency Risk — the risk that changes in the exchange rate between currencies will adversely affect the value (in U.S. dollar terms) of an investment.

•	Liquidity Risk — the risk that certain securities may be difficult or impossible to sell at the time that the seller would like or at the price that the seller believes the security is currently worth.

Repurchase Agreements — The Trust may invest in obligations which are subject to repurchase agreements with any member bank of the Federal Reserve System or primary dealer in U.S. Treasury Securities. The bank or dealer agrees to repurchase the security from the Trust at a set time and price, which sets the yield. If the bank or dealer defaults, the Trust may suffer time delays and incur costs and possible losses.

When Issued Securities, Delayed-Delivery Securities and Forward Commitments — When issued and delayed-delivery securities and forward commitments involve the risk that the security the Trust buys will lose value prior to its delivery. There also is the risk that the security will not be issued or that the other party will not meet its obligation. If this occurs, the Trust both loses the investment opportunity for the assets it has set aside to pay for the security and any gain in the security’s price.

Standby Commitment Agreements — The Trust may enter into standby commitment agreements. These agreements commit the Trust, for a stated period of time, to purchase a stated amount of securities which may be issued and sold to the Trust at the option of the issuer. The price of the security is fixed at the time of the commitment. At the time of entering into the agreement the Trust is paid a commitment fee, regardless of whether or not the security is ultimately issued. The Trust will enter into such agreements for the purpose of investing in the security underlying the commitment at a price that is considered advantageous to the Trust. The Trust will not enter into a standby commitment with a remaining term in excess of 45 days and will limit its investment in such commitments so that the aggregate purchase price of securities subject to such commitments,

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together with the value of portfolio securities subject to legal restrictions on resale that affect their marketability, will not exceed 15% of its net assets taken at the time of the commitment. The Trust segregates liquid assets in an aggregate amount equal to the purchase price of the securities underlying the commitment.

Item 6. Management, Organization, and Capital Structure.

(a)(1) Investment Adviser

Fund Asset Management, L.P., 800 Scudders Mill Road, Plainsboro, New Jersey 08536-9011, manages the Trust’s investments under the overall supervision of the Board of Trustees of the Trust. The investment advisory agreement between the Trust and the Investment Adviser gives the Investment Adviser the responsibility for making all investment decisions for the Trust.

The Trust pays the Investment Adviser a fee at the annual rate of 0.35% of the average daily net assets of the Trust.

 The Investment Adviser was organized as an investment adviser in 1977 and offers investment advisory services to more than 50 registered investment companies. The Investment Adviser and its affiliates had approximately $555 billion in investment company and other portfolio assets under management as of June 2000.

(a)(2) Portfolio Managers

Mr. Lathbury is a Senior Vice President and a portfolio manager of the Fund. Mr. Lathbury has been a First Vice President of Merrill Lynch Investment Managers, L.P. since 1997 and was a Vice President from 1982 to 1997.

Ms. Schwartz is a Vice President and a portfolio manager of the Fund. Ms. Schwartz has been a Director (Global Fixed Income) of Merrill Lynch Investment Managers, L.P. since 1999 and was a Vice President from 1990 to 1999.

(b) Capital Stock

Investors in the Trust have no preemptive or conversion rights, and beneficial interests in the Trust are fully paid and non-assessable. The Trust has no current intention to hold annual meetings of investors, except to the extent required by the Investment Company Act, but will hold special meetings of investors, when in the judgment of the Trustees, it is necessary or desirable to submit matters for an investor vote. Upon liquidation of the Trust, Feeder Funds would be entitled to their pro rata share of the assets of the Trust that are available for distribution.

The Trust is organized as a business trust under the laws of the State of Delaware. Each Feeder Fund is entitled to a vote in proportion to its investment in the Trust. Each Feeder Fund generally will participate in the earnings, dividends and assets of the Trust in accordance with their pro rata interests in the Trust.

Investments in the Trust may not be transferred. A Feeder Fund may withdraw all or any portion of its investment in the Trust at net asset value on any day on which the New York Stock Exchange (the “NYSE”) is open, subject to certain exceptions. For more information about the ability of a Feeder Fund to withdraw all or any portion of its investment in the Trust, please see Item 7 herein.

Item 7. Shareholder Information.

(a) Pricing of Beneficial Interests in the Trust.

The net asset value of the Trust is determined once daily Monday through Friday as of the close of business on the NYSE on each day the NYSE is open for trading based on prices at the time of closing. The NYSE generally closes at 4:00 p.m., Eastern time. The price at which a purchase or redemption is effected is based on the next calculation of net asset value after such an order is placed. Any assets or liabilities initially expressed in terms of non-U.S. dollar currencies are translated into U.S. dollars at the prevailing market rates as quoted by

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one or more banks or dealers on the day of valuation. The NYSE is not open for trading on New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

The net asset value of the Trust is computed by dividing the value of the securities held by the Trust plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses) by the total number of interests in the Trust outstanding at such time, rounded to the nearest cent. Expenses, including the fee payable to the Investment Adviser are accrued daily. Each investor in the Trust may add to or reduce its investment in the Trust on each day the NYSE is open for trading. The value of each investor’s interest in the Trust will be determined after the close of business on the NYSE by multiplying the net asset value of the Trust by the percentage, effective for that day, that represents the investor’s share of the aggregate interests in the Trust. Any additions or withdrawals to be effected on that day will then be effected. The investor’s percentage of the aggregate beneficial interests in the Trust will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the Trust as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in the Trust effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Trust as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Trust by all investors in the Trust. The percentage so determined will then be applied to determine the value of the investor’s interest in the Trust after the close of business of the NYSE on the next determination of net asset value of the Trust.

(b) Purchase of Beneficial Interests in the Trust.

Beneficial interests in the Trust are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Trust may only be made by a limited number of institutional investors including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

There is no minimum initial or subsequent investment in the Trust. However, because the Trust intends to be as fully invested at all times as is reasonably consistent with its investment objectives and policies in order to enhance the return on its assets, investments by a Feeder Fund must be made in federal funds (i.e., monies credited to the account of the Trust’s custodian bank by a Federal Reserve Bank).

The Trust reserves the right to stop accepting investments from any Feeder Fund or to reject any investment order.

(c) Redemption of Beneficial Interests in the Trust.

A Feeder Fund may withdraw all or any portion of its investment in the Trust on any business day in which the NYSE is open at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Trust’s transfer agent. When a request is received in proper form, the Trust will redeem a Feeder Fund’s interests at the next determined net asset value. The Trust will make payment for all interests redeemed within seven days after receipt by the Trust of a redemption request in proper form, except as provided by the rules of the Commission. The right of a Feeder Fund to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists. Investments in the Trust may not be transferred.

(d) Dividends and Distributions.

(e) Tax Consequences

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Because the Trust intends to operate as a partnership for federal income tax purposes, the Trust will not be subject to any income tax. Based upon the status of the Trust as a partnership, a Feeder Fund will take into account its share of the Trust’s ordinary income, capital gains, losses, deductions and credits in determining its income tax liability. The determination of a Feeder Fund’s share of the Trust’s ordinary income, capital gains, losses, deductions and credits will be made in accordance with the Code.

Item 8. Distribution Arrangements.

(a) Sales Loads. Not Applicable.

(b) 12b-1 Fees. Not Applicable.

(c) Multiple Class and Master Feeder Funds.

The Trust is part of a master/feeder structure. Members of the general public may not purchase beneficial interests in the Trust. However, the Trust may sell beneficial interests to other affiliated and non-affiliated investment companies and/or institutional investors. Each Feeder Fund acquires an indirect interest in the securities owned by the Trust and will pay a proportionate share of the Trust’s expenses. A Feeder Fund is not required to sell its shares to the public at the same price as another Feeder Fund. Feeder Funds may have different sales commissions and operating expenses. These different sales commissions and operating expenses may result in differences in returns among the Feeder Funds.

The Trustees of the Trust believe that the “master/feeder” fund structure may enable the Trust to reduce costs through economies of scale. A larger investment portfolio for the Trust may reduce certain transaction costs to the extent that contributions to and redemptions from the Trust’s portfolio by the various Feeder Funds may offset each other and produce a lower net cash flow.

A Feeder Fund’s investment in the Trust may, however, be adversely affected by the actions of other Feeder Funds. For example, if a large Feeder Fund reduces its investment in the Trust or withdraws from the Trust, the remaining Feeder Funds may bear higher pro rata operating expenses. However, this possibility also exists for traditionally structured funds with large investors. A Feeder Fund might also withdraw from the Trust if the Trust voted to change its investment objective, policies or limitations in a manner not acceptable to the Directors of that Feeder Fund. The withdrawal of all of a Feeder Fund’s assets from the Trust may affect the investment performance of the Feeder Fund and the Trust.

The Trust normally will not hold meetings of investors except as required by the Investment Company Act. Each Feeder Fund will be entitled to vote in proportion to its interest in the Trust. When a Feeder Fund is requested to vote on matters pertaining to the Trust, the Feeder Fund will hold a meeting of its shareholders and will vote its interest in the Trust proportionately to the voting instructions received from the shareholders of the Feeder Fund. For more information about the “master/feeder” structure, please see Part A of the Merrill Lynch Registration Statement and Part A of the Mercury Registration Statement under “Master Feeder Structure”.

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PART B

SEPTEMBER 1, 2000

MASTER U.S. HIGH YIELD TRUST

Item 10. Cover Page and Table of Contents.

 This Part B, which is not a prospectus, supplements and should be read in conjunction with the current Part A of Master U.S. High Yield Trust (the “Trust”), dated September 1, 2000, as it may be revised from time to time (the “Trust’s Part A”). To obtain a copy of the Trust’s Part A, please call the Trust at 1-800-MER-FUND, or write to the Trust at P.O. Box 9011, Princeton, New Jersey 08543-9011. The Trust’s Part A is incorporated herein by reference and this Part B is incorporated by reference in the Trust’s Part A.

As permitted by General Instruction D to Form N-1A, responses to certain Items required to be included in Part B of this Registration Statement are incorporated herein by reference from (a) Post-Effective Amendment No. 4 of the Registration Statement on Form N-1A (Securities Act File No. 333-47971 and Investment Company Act File No. 811-08699) of Merrill Lynch U.S. High Yield Fund, Inc. (formerly, Merrill Lynch Corporate High Yield Fund, Inc.) (the “Merrill Lynch Fund”), as filed with the Securities and Exchange Commission (the “Commission”) on September 1, 2000 and as amended from time to time (the “Merrill Lynch Registration Statement”) and (b) Pre-Effective Amendment No. 1 of the Registration Statement on Form N-1A (Securities Act File No. 333-39474 and Investment Company Act File No. 811-09981) of Mercury U.S. High Yield Fund, Inc. (the “Mercury Fund” and, together with the Merrill Lynch Fund, the “Funds”), filed with the Commission on September 1, 2000, and as may be amended from time to time (the “Mercury Registration Statement”). Part A of the Merrill Lynch Registration Statement includes the prospectus of the Merrill Lynch Fund. Part B of the Merrill Lynch Registration Statement includes the statement of additional information of the Merrill Lynch Fund. Part A of the Mercury Registration Statement includes the prospectus of the Mercury Fund. Part B of the Mercury Registration Statement includes the statement of additional information of the Mercury Fund.

The Trust is part of a “master/feeder” structure. The Funds invest all of their assets in beneficial interests in the Trust. The Funds are the only feeder funds that invest in the Trust. The Funds and any other feeder fund that may invest in the Trust are referred to herein as “Feeder Funds.”

Item 11. Trust History.

Information relating to the history of the Trust is incorporated herein by reference from Item 4 of the Trust’s Part A.

Item 12. Description of the Trust and Its Investments and Risks.

The following information supplements and should be read in conjunction with Item 4 of the Trust’s Part A.

Information relating to the fundamental investment restrictions and the non-fundamental investment policies and restrictions of the Trust, the types of securities purchased by the Trust, the investment techniques used by the Trust, and certain risks relating thereto, as well as other information relating to the Trust’s investment programs, is incorporated herein by reference from the section entitled “Investment Objectives and Policies” in Part B of the Merrill Lynch Registration Statement and Part B of the Mercury Registration Statement.

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Item 13. Management of the Trust.

(a) Board of Trustees of the Trust

The Trustees of the Trust consist of nine individuals, seven of whom are not “interested persons” of the Trust as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”). The same individuals serve as Directors of the Funds and are sometimes referred to herein as the “non-interested Directors/Trustees.” The Trustees of the Trust are responsible for the overall supervision of the operations of the Trust and perform the various duties imposed on the directors of investment companies by the Investment Company Act.

Information about the Trustees and executive officers of the Trust, their ages and their principal occupations for at least the last five years are set forth below. Unless otherwise noted, the address of each executive officer and Trustee is P.O. Box 9011, Princeton, New Jersey 08543-9011.

(b) Management Information

Terry K. Glenn (59)—President and Trustee(1)(2) —Executive Vice President of Fund Asset Management, L.P. (the “Investment Adviser”) and Merrill Lynch Investment Managers, L.P. (“MLIM”) (which terms as used herein include their corporate predecessors) since 1983; Executive Vice President and Director of Princeton Services, Inc. (“Princeton Services”) since 1993; President of FAM Distributors, Inc. (“FAMD”) since 1986 and Director thereof since 1991; President of Princeton Administrators, L.P. since 1988.

Ronald W. Forbes (59)—Trustee(2)—1400 Washington Avenue, Albany, New York 12222. Associate Professor of Finance, School of Business, State University of New York at Albany since 1989; International Consultant, Urban Institute, Washington, D.C. since 1995.

Cynthia A. Montgomery (48)— Trustee(2) —Harvard Business School, Soldiers Field Road, Boston, Massachusetts 02613. Professor, Harvard Business School, since 1989; Associate Professor, J.L. Kellogg Graduate School of Management, Northwestern University from 1985 to 1989; Assistant Professor, Graduate School of Business Administration, The University of Michigan from 1979 to 1985; Director of UnumProvident Corporation since 1990 and Director of NewellRubbermaid Co. since 1995.

Charles C. Reilly (69) — Trustee(2)(3) — 9 Hampton Harbor Road, Hampton Bays, New York 11946. Self employed financial consultant since 1990; President and Chief Investment Officer of Verus Capital, Inc. from 1979 to 1990; Senior Vice President of Arnhold and S. Bleichroeder, Inc. from 1973 to 1990; Adjunct Professor, Columbia University Graduate School of Business from 1990 to 1991; Adjunct Professor, Wharton School, University of Pennsylvania from 1989 to 1990; Partner, Small Cities Cable Television from 1986 to 1997.

Kevin A. Ryan (67) — Trustee(2) — 127 Commonwealth Avenue, Chestnut Hill, Massachusetts 02467. Founder and Director Emeritus of The Boston University Center for Advancement of Ethics and Character; Professor Emeritus of Education at Boston University since 1999; formerly taught on the faculties of the University of Chicago, Stanford University and Ohio State University.

Roscoe S. Suddarth (65) — Trustee(2)(3) — 1761 N Street, N.W., Washington, D.C. 20036. President, Middle East Institute, since 1995; United States Foreign Service from 1961 to 1995; Career Minister from 1989 to 1995; Deputy Inspector General, U.S. Department of State from 1991 to 1994; U.S. Ambassador to the Hashemite Kingdom of Jordan from 1987 to 1990.

Richard R. West (62) — Trustee(2)(3) — Box 604, Genoa, Nevada 89411. Professor of Finance since 1984, Dean from 1984 to 1993, and currently Dean Emeritus of New York University Leonard N. Stern School of Business Administration; Director of Bowne & Co., Inc. (financial printers), Vornado Realty Trust, Inc. (real estate holding company) and Alexander’s, Inc. (real estate company).

Arthur Zeikel (67) — Trustee(1)(2) — 300 Woodland Avenue, Westfield, New Jersey 07090. Chairman of the Investment Adviser and MLIM from 1997 to 1999 and President thereof from 1977 to 1997; Chairman of Princeton Services from 1997 to 1999, Director thereof from 1993 to 1999 and President thereof from 1993 to 1997; Executive Vice President of Merrill Lynch & Co., Inc. (“ML&Co.”) from 1990 to 1999.

Edward D. Zinbarg (65) — Trustee(2)(3) — 5 Hardwell Road, Short Hills, New Jersey 07078-2117. Self-employed financial consultant since 1994; Executive Vice President of The Prudential Insurance Company of America from 1988 to 1994; former Director of Prudential Reinsurance Company and former Trustee of The Prudential Foundation.

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Donald C. Burke (40) — Vice President and Treasurer(1)(2) — Senior Vice President and Treasurer of the Investment Adviser and MLIM since 1999; Senior Vice President and Treasurer of Princeton Services since 1999; Vice President of FAMD since 1999; First Vice President of MLIM from 1997 to 1999; Vice President of MLIM from 1990 to 1997; Director of Taxation of MLIM since 1990.

 Robert P. Browne (34) — Senior Vice President(1)(2) — First Vice President and Co-Head of MLIM Fixed Income-Americas since 2000; Managing Director of Merrill Lynch Mercury Asset Management from 1998 to 1999; Senior Fixed Income Portfolio Manager at Merrill Lynch Capital Management Group from 1997 to 1999; Portfolio Manager with J.P. Morgan Investment Management from 1987 to 1997.

Kevin J. McKenna (42) — Senior Vice President(1)(2) — Co-Head of MLIM Fixed Income-Americas since 2000; First Vice President and Head of Taxable Money Fund Group at MLIM since 1997; Vice President of MLIM from 1985 to 1997.

Vincent T. Lathbury, III (59) — Senior Vice President and Portfolio Manager(1)(2) — First Vice President of MLIM since 1997; Vice President of MLIM from 1982 to 1997; Portfolio Manager of the Investment Adviser and MLIM since 1982.

Aldona Schwartz (51) — Vice President and Portfolio Manager(1)(2) — Vice President of MLIM since 1990.

Bradley J. Lucido (34) — Secretary(1)(2) — Vice President of MLIM since 1999; attorney with MLIM since 1995; attorney in private practice from 1991 to 1995.

(1)	Interested person, as defined in the Investment Company Act, of the Trust and each Fund.
(2)	Such Trustee or officer is a trustee, director or officer of other investment companies for which the Investment Adviser, or one of its affiliates, acts as investment adviser or manager.
(3)	Member of each Fund’s Audit and Nominating Committee, which is responsible for the selection of the independent auditors and the selection and nomination of non-interested Directors.

(d) Compensation

The Trust pays fees to each non-interested Director/Trustee for service to the Funds and the Trust a fee of $3,000 per year plus $300 per in-person meeting attended, together with such individual’s out-of-pocket expenses relating to attendance at meetings. The Trust also compensates each member of the Audit and Nominating Committee, which consists of all non-affiliated Directors/Trustees, with a fee of $900 per year. The Chairman of the Committee receives an additional annual fee of $1,000.

 The following table sets forth the estimated compensation to be earned by the non-interested Directors/ Trustees for the fiscal year ending March 31, 2001 and the aggregate compensation paid to them from all investment companies advised by the Investment Adviser or its affiliate MLIM (“MLIM/FAM-advised funds”) to the non-affiliated Directors/Trustees for the calendar year ended December 31, 1999.

Name	Position	Estimated Compensation from Fund/Trust	Pension or Retirement Benefits Accrued as Part of Fund/Trust Expense	Estimated Annual Benefits Upon Retirement	Aggregate Compensation From Fund/Trust and Other MLIM/FAM- Advised Funds(1)
Ronald W. Forbes	Trustee	$5,100	None	None	$213,900
Cynthia A. Montgomery	Trustee	$5,100	None	None	$213,900
Charles C. Reilly	Trustee	$6,100	None	None	$400,025
Kevin A. Ryan	Trustee	$5,100	None	None	$213,900
Roscoe S. Suddarth	Trustee	$5,100	None	None	$ 0
Richard R. West	Trustee	$5,100	None	None	$388,775
Edward D. Zinbarg	Trustee	$5,100	None	None	$140,875

(1)	In addition to the Funds and the Trust, the Directors/Trustees serve on other boards of MLIM/FAM-advised funds as follows: Mr. Forbes (36 registered investment companies consisting of 49 portfolios); Ms. Montgomery (36 registered investment companies consisting of 49 portfolios); Mr. Reilly (60 registered investment companies consisting of 73 portfolios); Mr. Ryan (36 registered investment companies consisting of 42 portfolios); Ambassador Suddarth (6 registered investment companies consisting of 4 portfolios); Mr. West (67 registered investment companies consisting of 72 portfolios); and Mr. Zinbarg (21 registered investment companies consisting of 21 portfolios).

(e) Sales Loads. Not Applicable.

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Item 14. Control Persons and Principal Holders of Securities.

 As of August 1, 2000, the Merrill Lynch Fund, a Maryland corporation, owned 100% of the beneficial interests in the Trust.

As of August 1, 2000, the officers and Trustees of the Trust as a group (15 persons) owned an aggregate of less than 1% of the outstanding shares of common stock of Merrill Lynch & Co., Inc. and owned an aggregate of less than 1% of the outstanding beneficial interests in the Trust.

Item 15. Investment Advisory and Other Services.

The following information supplements and should be read in conjunction with Item 4 in the Trust’s Part A.

Information relating to the investment management and other services provided to the Trust by or on behalf of the Trust is incorporated herein by reference from the sub-section entitled “Management and Advisory Arrangements”, from the section entitled “General Information” in Part B of the Merrill Lynch Registration Statement and from the section entitled “General Information” in Part B of the Mercury Registration Statement. The following list identifies the specific sections and sub-sections in Part B of the Funds’ Registration Statement under which the information required by Item 15 of Form N-1A may be found. Each listed section is incorporated herein by reference.

Form N-1A Item No.	Sections Incorporated by Reference from Part B of the Merrill Lynch Registration Statement and Part B of the Mercury Registration Statement
Item 15(a)	Management and Advisory Arrangements
Item 15(c)	Management and Advisory Arrangements
Item 15(d)	Management and Advisory Arrangements
Item 15(e)	Not Applicable
Item 15(f)	Not Applicable
Item 15(g)	Not Applicable
Item 15(h)	General Information

 FAM Distributors, Inc., P.O. Box 9011, Princeton, New Jersey, 08543-9081, an affiliate of FAM, acts as placement agent for the Trust pursuant to a placement agent agreement (the “Placement Agent Agreement”). Under the Placement Agent Agreement, FAMD receives no compensation for acting as placement agent for the Trust.

Item 16. Brokerage Allocation and Other Practices.

Information relating to portfolio turnover and brokerage allocation for or on behalf of the Trust is incorporated herein by reference from the section entitled “Portfolio Transactions and Brokerage” in Part B of the Merrill Lynch Registration Statement and from the section entitled “Portfolio Transactions and Brokerage” in Part B of the Mercury Registration Statement.

Item 17. Capital Stock and Other Securities.

The following information supplements and should be read in conjunction with Item 6(B) and Item 7 in the Trust’s Part A. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Trust. Upon liquidation of the Trust, Feeder Funds would be entitled to share in the assets of the Trust that are available for distribution in proportion to their investment in the Trust.

The Trust is organized as a business trust under the laws of the State of Delaware. Each Feeder Fund is entitled to a vote in proportion to its investment in the Trust. Each Feeder Fund will participate in the earnings, dividends and assets of the Trust in accordance with their pro rata interests in the Trust. The Trust will not issue share certificates.

Each investor is entitled to a vote, with respect to matters effecting the Trust, in proportion to the amount of its investment in the Trust. Investors in the Trust do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interest in the Trust may elect all of the Trustees of the Trust if they choose to do so and in such event the other investors in the Trust would not be able to elect any Trustee. The

14

Trust is not required to hold annual meetings of investors but the Trust will hold special meetings of investors when in the judgment of the Trust’s Trustees it is necessary or desirable to submit matters for an investor vote. The Trustees may elect to terminate the Trust without a vote of the interest holders.

Item 18. Purchase, Redemption and Pricing of Securities.

The following information supplements and should be read in conjunction with Item 7 and Item 8 in the Trust’s Part A.

(a) Purchase of Beneficial Interests in the Trust.

The net asset value of the Trust is determined once daily Monday through Friday as of the close of business on the NYSE on each day the NYSE is open for trading based on prices at the time of closing. The NYSE generally closes at 4:00 p.m., Eastern time. The Trust also will determine its net asset value on any day in which there is sufficient trading in the Trust’s portfolio securities that the net asset value might be affected materially, but only if on any such day the Trust is required to sell or redeem shares. The price at which a purchase or redemption is effected is based on the next calculation of net asset value after such an order is placed. Any assets or liabilities initially expressed in terms of non-U.S. dollar currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. The NYSE is not open for trading on New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

The net asset value of the Trust is computed by dividing the value of the securities held by the Trust plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses) by the total number of interests in the Trust outstanding at such time, rounded to the nearest cent. Expenses, including the fee payable to the Investment Adviser, are accrued daily. Each investor in the Trust may add to or reduce its investment in the Trust on each day the NYSE is open for trading. The value of each investor’s interest in the Trust will be determined after the close of business on the NYSE by multiplying the net asset value of the Trust by the percentage, effective for that day, that represents the investor’s share of the aggregate interests in the Trust. Any additions or withdrawals to be effected on that day will then be effected. The investor’s percentage of the aggregate beneficial interests in the Trust will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the Trust as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in the Trust effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Trust as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Trust by all investors in the Trust. The percentage so determined will then be applied to determine the value of the investor’s interest in the Trust after the close of business of the NYSE on the next determination of net asset value of the Trust.

Portfolio securities that are traded on stock exchanges are valued at the last sale price as of the close of business on the day the securities are being valued, or, lacking any sales, at the mean between closing bid and asked prices. Securities traded in the over-the-counter (“OTC”) market are valued at the mean of the most recent bid and ask prices as obtained from one or more dealers that make markets in the securities. Portfolio securities that are traded both in the OTC market and on a stock exchange are valued according to the broadest and most representative market, and it is expected that for debt securities this ordinarily will be the OTC market. Options on debt securities, which are traded on exchanges, are valued at the last asked price for options written and the last bid price for options purchased. Interest rate futures contracts and options thereon, which are traded on exchanges, are valued at their closing price at the close of such exchanges. The Trust employs certain pricing services, including Merrill Lynch Securities Pricing Service, an affiliate of Merrill Lynch, to provide securities prices for the Trust. Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board of Trustees of the Trust, including valuations furnished by the pricing services retained by the Trust, which may use a matrix system for valuations. These procedures of the pricing services and their valuations are reviewed by the officers of the Trust under the general supervision of the Trustees.

Generally, trading in non-U.S. securities, as well as U.S. Government securities and money market instruments, is substantially completed each day at various times prior to the close of business on the NYSE. The

15

values of such securities used in computing the net asset value of interests in the Trust are determined as of such times. Foreign currency exchange rates also are generally determined prior to the close of business on the NYSE. Occasionally, events affecting the values of such securities and such exchange rates may occur between the times at which they are determined and the close of business on the NYSE that may not be reflected in the computation of the Trust’s net asset value.

Beneficial interests in the Trust are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Trust may only be made by a limited number of institutional investors including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the 1933Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

There is no minimum initial or subsequent investment in the Trust. However, because the Trust intends to be as fully invested at all times as is reasonably consistent with its investment objectives and policies in order to enhance the return on its assets, investments by a Feeder Fund must be made in Federal funds (i.e., monies credited to the account of the Trust’s custodian bank by a Federal Reserve Bank).

The Trust reserves the right to stop accepting investments from any Feeder Fund or to reject any investment order.

A Feeder Fund may withdraw all or any portion of its investment in the Trust on any business day in which the NYSE is open at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Trust’s transfer agent. When a request is received in proper form, the Trust will redeem a Feeder Fund’s interests at the next determined net asset value. The Trust will make payment for all interests redeemed within seven days after receipt by the Trust’s transfer agent of a redemption request in proper form, except as provided by the rules of the Commission. The right of a Feeder Fund to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists. Investments in the Trust may not be transferred.

(b) Fund Reorganizations. Not applicable.

(c) Offering Price. Not Applicable.

Item 19. Taxation of the Trust.

Because the Trust intends to qualify as a partnership for Federal income tax purposes, the Trust should not be subject to any income tax. Based upon the status of the Trust as a partnership, a Feeder Fund will take into account its share of the Trust’s ordinary income, capital gains, losses, deductions and credits in determining its income tax liability. The determination of a Feeder Fund’s share of the Trust’s ordinary income, capital gains, losses, deductions and credits will be made in accordance with the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the “Code”).

The Trust’s taxable year-end is March 31, 2001. Although the Trust will not be subject to Federal income tax, it will file appropriate Federal income tax returns.

It is intended that the Trust’s assets, income and distributions will be managed in such a way that an investor in the Trust will be able to satisfy the requirements of Subchapter M of the Code for qualification as a regulated investment company (“RIC”), assuming that the investor invested all of its investable assets in the Trust. Any prospective Feeder Fund which is a RIC agrees that, for purposes of determining its required distribution under Code Section 4982(a), it will account for its share of items of income, gain, loss, deduction and credit of the Trust as they are taken into account by the Trust.

The Trust may invest in futures contracts or options. Certain options and futures contracts and foreign currency contracts are “section 1256 contracts.” Any gains or losses on section 1256 contracts are generally considered 60% long-term and 40% short-term capital gains or losses (“60/40” gains or losses). Also, section

16

1256 contracts held by the Trust at the end of each taxable year are marked to market, i.e., treated for Federal income tax purposes as being sold on the last business day of such taxable year for their fair market value. The resulting mark-to-market gains or losses are also treated as 60/40 gains or losses. When the section 1256 contract is subsequently disposed of, the resulting actual gain or loss will be adjusted by the amount of any year-end mark-to-market gain or loss previously taken into account.

Foreign currency gains or losses on non-U.S. dollar denominated bonds and other similar debt instruments and on any non-U.S. dollar denominated futures contracts, options and forward contracts that are not section 1256 contracts generally will be treated as ordinary income or loss.

Certain hedging transactions undertaken by the Trust may result in “straddles” for Federal income tax purposes. The straddle rules contained in Code Section 1092 and the regulations thereunder may affect the character of gains (or losses) realized by the Trust with respect to property held in a straddle. In addition, it may be required that losses realized by the Trust on positions that are part of a straddle be deferred, rather than taken into account in calculating taxable income for the taxable year in which such losses are realized. The Trust may make one or more of the elections available under the Code which are applicable to straddles. If the Trust makes any of the elections, the amount, character and timing of the recognition of gains or losses from the affected straddle positions will be determined under rules that vary according to the elections made. The rules applicable under certain of the elections operate to accelerate the recognition of gains or losses from the affected straddle positions. Additionally, Section 1258 the Code, applicable to “conversion transactions” or Section 1259, applicable to “constructive sales,” may apply to certain Trust transactions (including straddles) to change the character of capital gains to ordinary income or to require the recognition of income prior to the economic recognition of such income.

The Trust may be subject to a tax on dividend or interest income received from securities of a non-U.S. issuer withheld by a foreign country at the source. The United States has entered into tax treaties with many foreign countries which may entitle the Trust to a reduced rate of tax or exemption from tax on such income. It is impossible to determine the effective rate of foreign tax in advance since the amount of the Trust’s assets to be invested within various countries is not known.

The Trust is to be managed in compliance with the provisions of the Code applicable to RICs as though such requirements were applied at the Trust level. Thus, consistent with its investment objectives, the Trust will meet the income and diversification of assets tests of the Code applicable to RIC’s. The Trust will apply for a ruling from the Internal Revenue Service that RIC feeder funds will be treated as owners of their proportionate shares, subject to certain adjustments, of the Trust’s assets and income for purposes of these tests.

The Code requires a RIC to pay a nondeductible 4% excise tax to the extent that the RIC does not distribute during each calendar year 98% of its ordinary income, determined on a calendar year basis, and 98% of its net capital gain, determined, in general, on an October 31 year-end basis plus certain undistributed amounts from previous years. The Trust intends to distribute its income and capital gains to its RIC investors so as to enable such RICs to minimize imposition of the 4% excise tax. There can be no assurance that sufficient amounts of the Trust’s taxable income and capital gains will be distributed to avoid entirely the imposition of the tax on RIC investors. In such event, a RIC investor will be liable for the tax only on the amount by which it does not meet the foregoing distribution requirements.

Investors are advised to consult their own tax advisers as to the tax consequences of an investment in the Trust.

Item 20. Underwriters.

The placement agent for the Trust is FAMD. FAMD receives no compensation for acting as placement agent for the Trust.

Item 21. Calculation of Performance Data.

Not Applicable.

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Item 22. Financial Statements.

INDEPENDENT AUDITORS’ REPORT

To the Board of Trustees and Investors, Master U.S. High Yield Trust:

We have audited the accompanying statement of assets and liabilities of Master U.S. High Yield Trust (the “Trust”), as of July 18, 2000. This financial statement is the responsibility of the Trust’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such statement of assets and liabilities presents fairly, in all material respects, the financial position of Master U.S. High Yield Trust as of July 18, 2000, in accordance with auditing standards generally accepted in the United States of America.

/s/ Deloitte & Touche LLP Princeton, New Jersey July 19, 2000

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MASTER U.S. HIGH YIELD TRUST STATEMENT OF ASSETS AND LIABILITIES JULY 18, 2000

Assets:
Cash	$100,100
Prepaid offering costs (Note 3)	20,000

Total Assets	120,100

Less Liabilities and accrued expenses	20,000

Net Assets applicable to investors interest in the Fund (Note 1)	$100,100

Notes to Financial Statement.

(1)	Master U.S. High Yield Trust (the “Trust”) was organized as a Delaware business trust on June 12, 2000. Merrill Lynch U.S. High Yield Fund, Inc. (formerly, Merrill Lynch Corporate High Yield Fund, Inc.) and Mercury U.S. High Yield Fund, Inc. will invest all of their assets in the Trust. To date, the Trust has not had any transactions other than those relating to organizational matters, a $100,000 capital contribution to the Trust by Merrill Lynch U.S. High Yield Fund, Inc. and a $100 partnership contribution to the Trust by FAM Distributors, Inc. (the “Distributor”).
(2)	The Trust will enter into an Investment Advisory Agreement (the “Investment Advisory Agreement”) with the Investment Adviser. Certain officers and/or trustees of the Trust are officers and/or directors of the Investment Adviser and the Distributor.
(3)

Prepaid offering costs consist of legal fees related to preparing the initial registration statement, and will be amortized over a 12 month period beginning with the commencement of operations of the Trust. The Investment Adviser, on behalf of the Trust, will incur organization costs estimated at $25,000.

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PART C. OTHER INFORMATION

Item 23. Exhibits.

Exhibit Number
1(a	)	—	Certificate of Trust.(c)
(b	)	—	Declaration of Trust.(d)
2		—	By-Laws of the Registrant.(e)
3		—	Portions of the Amended and Restated Declaration of Trust and By-Laws of the Registrant defining the rights of holders of interests in the Registrant.(a)
4		—	Form of Investment Advisory Agreement between the Registrant and Fund Asset Management, L.P.
5		—	Omitted pursuant to Paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.
6		—	None.
7		—	Form of Custody Agreement between the Registrant and State Street Bank and Trust Company.
8(a	)	—	Credit Agreement between the Registrant and a syndicate of banks. (b)
(b	)	—	Form of Placement Agency Agreement between the Registrant and FAM Distributors, Inc.
(c	)	—	Form of Subscription Agreement for the acquisition of an interest in the Registrant.
9		—	Omitted pursuant to Paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.
10		—	Consent of Deloitte & Touche LLP, independent auditors for the Registrant.
11		—	None.
12(a	)	—	Certificate of Merrill Lynch U.S. High Yield Fund, Inc.
(b	)	—	Certificate of Mercury U.S. High Yield Fund, Inc.
13		—	None.
14		—	None.

(a)	Reference is made to Article I (Sections 1.1 and 1.2), Article II (Sections 2.2, 2.4 and 2.7), Article III (Sections 3.2, 3.4, 3.8, 3.10, 3.11 and 3.12), Article V (Sections 5.1, 5.2, 5.3, 5.4, 5.5, 5.6, 5.7, 5.8, 5.9 and 5.10), Article VI, Article VII (Sections 7.1 and 7.2), Article VIII (Sections 8.1, 8.3 and 8.6), Article IX, Article X (Sections 10.2, 10.3, 10.4 and 10.5) and Article XI (Sections 11.2, 11.4 and 11.6) of the Registrant’s Declaration of Trust, filed as Exhibit 1(b) to the Registration Statement; the Certificate of Trust, filed as Exhibit 1(a) to the Registration Statement; and Article I, Article III (Sections 3.7 and 3.10) and Article VI (Section 6.2) of the Registrant’s By-Laws, filed as Exhibit 2 to the Registration Statement.
(b)	Incorporated by reference to Exhibit 8(b) to the Registration Statement on Form N-1A of Master Premier Growth Trust (File No. 811-09733), filed December 21, 1999.
(c)	Incorporated by reference to Exhibit 1(a) to the Registration Statement on Form N-1A of the Registrant.
(d)	Incorporated by reference to Exhibit 1(b) to the Registration Statement on Form N-1A of the Registrant.
(e)	Incorporated by reference to Exhibit 2 to the Registration Statement on Form N-1A of the Registrant.


Item 24. Persons Controlled By or Under Common Control With The Trust.

Merrill Lynch U.S. High Yield Fund, Inc. (the “Merrill Lynch Fund”) owns 100% of the beneficial interests in the Registrant.

Item 25. Indemnification.

Reference is made to Section 17(h) and (i) of the Investment Company Act of 1940, as amended (the “1940 Act”), and pursuant to Sections 8.2, 8.3 and 8.4, of Article VIII of the Registrant’s Declaration of Trust (the “Declaration of Trust”) (Exhibit 1(b) to this Registrant Statement), Trustees, officers, employees and agents of the Trust will be indemnified to the maximum extent permitted by Delaware law and the 1940 Act.

Article VIII, Section 8.1 provides, inter alia, that no Trustee, officer, employee or agent of the Registrant shall be liable to the Registrant, its Holders, or to any other Trustee, officer, employee or agent thereof for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.

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Article VIII, Section 8.2 of the Registrant’s Declaration of Trust provides:

The Trust shall indemnify each of its Trustees, officers, employees and agents (including persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Trustee, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his duties; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition or, in the absence of a judicial determination, by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that he did not engage in such conduct, which determination shall be made by a majority of a quorum of Trustees who are neither Interested Persons of the Trust nor parties to the action, suit or proceeding, or by written opinion from independent legal counsel approved by the Trustees. The rights accruing to any Person under these provisions shall not exclude any other right to which he may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the Trust Property. The Trustees may make advance payments in connection with indemnification under this Section 8.2; provided that any advance payment of expenses by the Trust to any Trustee, officer, employee or agent shall be made only upon the undertaking by such Trustee, officer, employee or agent to repay the advance unless it is ultimately determined that he is entitled to indemnification as above provided, and only if one of the following conditions is met:

(a) the Trustee, officer, employee or agent to be indemnified provides a security for his undertaking; or

(b) the Trust shall be insured against losses arising by reason of any lawful advances; or

(c) there is a determination, based on a review of readily available facts, that there is reason to believe that the Trustee, officer, employee or agent to be indemnified ultimately will be entitled to indemnification, which determination shall be made by:

(i)	a majority of a quorum of Trustees who are neither Interested Persons of the Trust nor parties to the Proceedings; or

(ii)	an independent legal counsel in a written opinion.

Article VIII, Section 8.3 of the Registrant’s Declaration of Trust further provides:

Nothing contained in Sections 8.1 or 8.2 hereof shall protect any Trustee or officer of the Trust from any liability to the Trust or its Holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Nothing contained in Sections 8.1 or 8.2 hereof or in any agreement of the character described in Section 4.1 or 4.2 hereof shall protect any Investment Adviser to the Trust against any liability to the Trust to which he would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties to the Trust, or by reason of his or its reckless disregard to his or its obligations and duties under the agreement pursuant to which he serves as Investment Adviser to the Trust.

As permitted by Article VIII, Section 8.6, the Registrant may insure its Trustees and officers against certain liabilities, and certain costs of defending claims against such Trustees and officers, to the extent such Trustees and officers are not found to have committed conduct constituting conflict of interest, intentional non-compliance with statutes or regulations or dishonest, fraudulent or criminal acts or omissions. The Registrant will purchase an insurance policy to cover such indemnification obligation. The insurance policy also will insure the Registrant against the cost of indemnification payments to Trustees and officers under certain circumstances. Insurance will not be purchased that protects, or purports to protect, any Trustee or officer from liability to which

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he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of duty.

The Registrant hereby undertakes that it will apply the indemnification provisions of its Declaration of Trust and By-Laws in a manner consistent with Release No. 11330 of the Securities and Exchange Commission under the 1940 Act so long as the interpretation of Section 17(h) and 17(i) of such Act remain in effect and are consistently applied.

Item 26. Business and Other Connections of The Investment Adviser.

See Item 6 in the Trust’s Part A and Item 15 in Part B of the Trust’s Registration Statement regarding the business of the Investment Adviser. Information relating to the business, profession, vocation or employment of a substantial nature engaged in by the Investment Adviser or any of its respective officers and directors during the past two years is incorporated herein by reference from Item 26 in Part C of the Merrill Lynch Fund’s Registration Statement on Form N-1A and Item 26 in Part C of the Mercury Fund’s Registration Statement on Form N-1A.

Item 27. Principal Underwriters.

FAMD acts as the placement agent for the Registrant and as the principal underwriter for each of the following open-end investment companies: Financial Institutions Series Trust, Master Focus Twenty Trust, Master Large Cap Series Trust, Master Premier Growth Trust, Merrill Lynch Basic Value Fund, Inc., Merrill Lynch California Municipal Series Trust, Merrill Lynch Corporate Bond Fund, Inc., Merrill Lynch Corporate High Yield Fund, Inc., Merrill Lynch Federal Securities Trust, Merrill Lynch Funds for Institutions Series, Merrill Lynch Multi-State Limited Maturity Municipal Series Trust, Merrill Lynch Multi-State Municipal Series Trust, Merrill Lynch Municipal Bond Fund, Inc., Merrill Lynch Phoenix Fund, Inc., Merrill Lynch Special Value Fund, Inc., Merrill Lynch World Income Fund, Inc., Master Global Financial Services Trust, Merrill Lynch Adjustable Rate Securities Fund, Inc., Merrill Lynch Americas Income Fund, Inc., Merrill Lynch Asset Builder Program, Inc., Merrill Lynch Asset Growth Fund, Inc., Merrill Lynch Asset Income Fund, Inc., Merrill Lynch Capital Fund, Inc., Merrill Lynch Convertible Fund, Inc., Merrill Lynch Developing Capital Markets Fund, Inc., Merrill Lynch Disciplined Equity Fund, Inc., Merrill Lynch Dragon Fund, Inc., Merrill Lynch EuroFund, Merrill Lynch Fundamental Growth Fund, Inc., Merrill Lynch Global Allocation Fund, Inc., Merrill Lynch Global Bond Fund for Investment and Retirement, Merrill Lynch Global Financial Services Fund, Inc., Merrill Lynch Focus Twenty Fund, Inc., Merrill Lynch Global Growth Fund, Inc., Merrill Lynch Global Holdings, Inc., Merrill Lynch Global Resources Trust, Merrill Lynch Global Small Cap Fund, Inc., Merrill Lynch Global Technology Fund, Inc., Merrill Lynch Global Utility Fund, Inc., Merrill Lynch Global Value Fund, Inc., Merrill Lynch Growth Fund, Merrill Lynch Healthcare Fund, Inc., Merrill Lynch Index Funds, Inc., Merrill Lynch Intermediate Government Bond Fund, Merrill Lynch International Equity Fund, Merrill Lynch Internet Strategies Fund, Inc., Merrill Lynch Large Cap Series Funds, Inc., Merrill Lynch Latin America Fund, Inc., Merrill Lynch Municipal Series Trust, Merrill Lynch Pacific Fund, Inc., Merrill Lynch Premier Growth Fund, Inc., Merrill Lynch Ready Assets Trust, Merrill Lynch Real Estate Fund, Inc., Merrill Lynch Retirement Series Trust, Merrill Lynch Series Fund, Inc., Merrill Lynch Short-Term Global Income Fund, Inc., Merrill Lynch Strategic Dividend Fund, Merrill Lynch U.S. Treasury Money Fund, Merrill Lynch U.S.A. Government Reserves, Merrill Lynch Utility Income Fund, Inc. and Merrill Lynch Variable Series Funds, Inc. and Hotchkis and Wiley funds (advised by Hotchkis and Wiley, a division of MLAM). PFD also acts as the principal underwriter for each of the following open-end investment companies: Mercury Global Balanced Fund of Mercury Asset Management Funds, Inc.; Mercury Gold and Mining Fund of Mercury Asset Management Funds, Inc.; Mercury International Fund of Mercury Asset Management Funds, Inc.; Mercury Internet Strategies Fund, Inc., Mercury U.S. Large Cap Fund of Mercury Asset Management Funds, Inc.; Mercury U.S. Small Cap Growth Fund of Mercury Asset Management Funds, Inc.; Mercury Pan-European Growth Fund of Mercury Asset Management Funds, Inc.; Summit Cash Reserves Fund of Financial Institutions Series Trust; and Mercury V.I. U.S. Large Cap Fund of Mercury Asset Management V.I. Funds, Inc. PFD also acts as the principal underwriter for the following closed-end registered investment companies: Merrill Lynch High Income Municipal Bond Fund, Inc., Merrill Lynch Municipal Strategy Fund, Inc., Merrill Lynch Senior Floating Rate Fund, Inc., and Merrill Lynch Senior Floating Rate Fund II, Inc.

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(b) Set forth below is information concerning each director and officer of FAMD. The principal business address of each such person is P.O. Box 9081, Princeton, New Jersey 08543-9081, except that the address of Messrs. Breen, Crook, Fatseas and Wasel is One Financial Center, 23rd Floor, Boston, Massachusetts 02111-2665.

Name	Position(s) and Office(s) with FAMD	Position(s) and Office(s) with Registrant
Terry K. Glenn	President and Director	President and Director
Michael G. Clark	Treasurer and Director	None
Thomas J. Verage	Director	None
Robert W. Crook	Senior Vice President	None
Michael J. Brady	Vice President	None
William M. Breen	Vice President	None
Donald C. Burke	Vice President	Vice President and Treasurer
James T. Fatseas	Vice President	None
Debra W. Landsman-Yaros	Vice President	None
Michelle T. Lau	Vice President	None
Salvatore Venezia	Vice President	None
William Wasel	Vice President	None
Robert Harris	Secretary	None

(c) Not applicable.

Item 28. Location of Accounts and Records.

All accounts, books and other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940, as amended, and the rules thereunder are maintained at the offices of the Registrant (800 Scudders Mill Road, Plainsboro, New Jersey 08536).

Item 29. Management Services.

Other than as set forth or incorporated by reference in Item 6 of the Trust’s Part A and Item 13 and Item 15 in Part B of the Trust’s Registration Statement, the Registrant is not a party to any management-related service contract.

Item 30. Undertakings.

Not applicable.

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SIGNATURES

 Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Plainsboro, and State of New Jersey, on the 1st day of September, 2000.

MASTER U.S HIGH YIELD TRUST (Registrant)

By: /s/ TERRY K. GLENN (Terry K. Glenn, President and Trustee)

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INDEX TO EXHIBITS

Exhibit Number			Description
4		—	Form of Investment Advisory Agreement.
7		—	Form of Custody Agreement.
8	(b)	—	Form of Placement Agency Agreement.
8	(c)	—	Form of Subscription Agreement.
10		—	Consent of Independent Auditors.
12	(a)	—	Certificate of Merrill Lynch U.S. High Yield Fund, Inc.
12	(b)	—	Certificate of Mercury U.S. High Yield Fund, Inc.